Lee Enterprises Announces New Date for Special Meeting of Stockholders

FOR IMMEDIATE RELEASE

DAVENPORT, Iowa — December 2, 2025 — Lee Enterprises, Incorporated (NASDAQ: LEE) (the “Company”), a leading provider of trusted local news, information, and digital marketing services, today announced that its upcoming Special Meeting of Stockholders (the “Special Meeting”), originally scheduled for December 4, 2025, has been postponed and rescheduled for December 19, 2025 (the “Rescheduled Special Meeting”).

The Company believes that moving the Special Meeting provides more time for stockholder engagement and will help maximize participation.

The purpose of the Rescheduled Special Meeting remains unchanged, and all proposals expected to be voted on will proceed as previously disclosed. Importantly, the record date for determining stockholders entitled to vote at the Rescheduled Special Meeting also remains unchanged. Stockholders who have already submitted proxies do not need to take further action unless they wish to change their vote.

About Lee

Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information with daily newspapers, rapidly growing digital products and nearly 350 weekly and specialty publications serving 72 markets in 25 states. Our core commitment is to provide valuable, intensely local news and information to the communities we serve. Our markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on the NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.

Important Additional Information

Information about the Rescheduled Special Meeting, including with respect to the proposals to be considered at the Rescheduled Special Meeting and instructions on how to vote, can be found in the Definitive Proxy Statement filed by the Company with the U.S. Securities and Exchange Commission on November 13, 2025 with respect to the Rescheduled Special Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC (INCLUDING OUR ANNUAL REPORT ON FORM 10-K) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Stockholders may obtain a copy of the Proxy Statement at the SEC’s web site www.sec.gov.

Forward-Looking Statements

Certain of the Company’s statements in this press release are forward-looking statements, such as statements related to the Rescheduled Special Meeting. Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”,

“expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. These forward-looking statements speak only as of the date hereof. They reflect our expectations and are not guarantees of any outcome or performance. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law. Actual results may differ materially. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

Contact:
IR@lee.net
(563) 383-2100